EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT


relating to the business known as


                               E-ZNET INCORPORATED

                                1119 Sibley Tower
                               25 Franklin Street
                            Rochester, New York 14604
                                     U.S.A.
among


                                THE SHAREHOLDERS
                                     OF AND
                               E-ZNET INCORPORATED

and


                          e.NVIZION COMMUNICATIONS LTD.

                           600 17th St. Ste. 950 South
                           Denver, Colorado 80202-5402
                                     U.S.A.



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                                    CONTENTS
                                    --------


Paragraph/
Exhibit No.                         Heading                             Page No.
-----------                         -------                             --------


1          DEFINITIONS........................................................ 1

2          AGREEMENT.......................................................... 5

     2.1   Documents Included................................................. 5
     2.2   Conflicting Terms.................................................. 6
     2.3   Complete Agreement................................................. 7

3          PURCHASE AND SALE.................................................. 7

     3.1   Sale of Acquired Shares............................................ 7
     3.2   Liabilities and Obligations Assumed or Retained.................... 7

4          RESTRICTIVE COVENANTS..............................................10

     4.1   Confidentiality....................................................10
     4.2   Equitable Relief...................................................11

5          SHARE EXCHANGE AND PURCHASE PRICE..................................11

     5.1   Share Exchange and Valuation.......................................11
     5.2   Transfer of Acquired, Redeemable Preferred and Restricted Shares...12
     5.3   Form and Terms of Redeemable Preferred Shares......................13
     5.4   Form and Terms of Restricted Shares................................15

6          ADDITIONAL OBLIGATIONS REGARDING SHARES............................15

     6.1   Buyer's Obligation To Register Restricted Shares...................15
     6.2   Buyer's Obligation To Seek Working Capital Financing...............15
     6.3   Selling Shareholders' Obligation To Furnish Information............15

7          DAY'S, BARON'S AND COMPANY'S REPRESENTATIONS AND WARRANTIES........16

     7.1   Organization and Good Standing.....................................16
     7.2   Capital Stock......................................................16
     7.3   Subsidiaries.......................................................17
     7.4   Authority..........................................................17
     7.5   Minute Book........................................................17
     7.6   Share Records......................................................17
     7.7   Financial Statements...............................................18
     7.8   ERISA..............................................................19
     7.9   Insurance..........................................................19
     7.10  Litigation.........................................................20
     7.11  Taxes..............................................................20
     7.12  Material Contracts and Arrangements................................20
     7.13  Property, Title and Condition......................................21
     7.14  Compliance with Laws and Governmental Consent......................21
     7.15  Broker or Finder's Fees............................................22
     7.16  Investment Representation..........................................22
     7.17  Accuracy of Disclosure.............................................22

8          BUYER'S REPRESENTATIONS AND WARRANTIES.............................22

     8.1   Organization and Good Standing.....................................22
     8.2   Capital Stock......................................................23
     8.3   Subsidiaries.......................................................23
     8.4   Authority..........................................................23
     8.5   Financial Statements...............................................24
     8.6   ERISA..............................................................25
     8.7   Insurance..........................................................25
     8.8   Litigation.........................................................25
     8.9   Taxes..............................................................26
     8.10  Material Contracts and Arrangements................................26
     8.11  Property, Title and Condition......................................27
     8.12  Compliance with Laws and Governmental Consent......................27
     8.13  Broker or Finder's Fees............................................27
     8.14  Accuracy of Disclosure.............................................27

9          OTHER COVENANTS....................................................28

     9.1   Day's, Baron's and Company's Additional Negative Covenants.........28
     9.2   Company's Additional Affirmative Covenants.........................28
     9.3   Additional Covenants As To Tax Matters.............................29

10         CONDITIONS PRECEDENT TO CLOSING....................................29

     10.1  Generally..........................................................29
     10.2  Other Conditions Precedent to Company's and Selling
           Shareholders' Obligation to Close..................................30
     10.3  Other Conditions Precedent to Buyer's Obligation to Close..........30

11         THE CLOSING........................................................31

     11.1  Time and Place.....................................................31
     11.2  Further Assurances.................................................31
     11.3  Expenses and Taxes.................................................32

12         TERMINATION........................................................32

     12.1  Reasons for Termination............................................32
     12.2  Consequences of Termination........................................33
     12.3  Survival...........................................................33

13         INDEMNIFICATION....................................................33

     13.1  Day's and Baron's Obligations......................................33
     13.2  Buyer's Obligation.................................................34
     13.3  Additional Provisions..............................................34
     13.4  Limitations........................................................35

14         GENERAL PROVISIONS.................................................35

     14.1  Assignment.........................................................35
     14.2  No Filing; Confidentiality; Publicity..............................35
     14.3  Notices............................................................36
     14.4  Applicable Law and Dispute Resolution..............................37
     14.5  Amendment or Modification..........................................38
     14.6  Third Party Benefits...............................................38
     14.7  Counterparts; Delivery; Language...................................38
     14.8  Other Matters of Construction......................................38

Exhibit A   List of Selling Shareholders, Acquired Shares,
            Redeemable Preferred Shares and Restricted Shares...............A-1


Exhibit B   Selling Shareholders' and Company's Additional
            Disclosures.....................................................B-1

   Schedule   3.2.1.1 Accounts Payable and Other Current Liabilities........B-
   Schedule   7.2 Capital Stock.............................................B-
   Schedule   7.3 Subsidiaries..............................................B-
   Schedule   7.4 Authority.................................................B-
   Schedule   7.7 Financial Statements......................................B-
   Schedule   7.8 ERISA.....................................................B-
   Schedule   7.10 Litigation...............................................B-
   Schedule   7.11 Taxes....................................................B-
   Schedule   7.12 Material Contracts and Arrangements......................B-
   Schedule   7.13 Property, Title and Condition............................B-
   Schedule   7.14 Compliance with Laws and Governmental Consent............B-

Exhibit C   Buyer's Additional Disclosures..................................C-

   Schedule   8.2 Capital Stock.............................................C-
   Schedule   8.3 Subsidiaries..............................................C-
   Schedule   8.5 Financial Statements......................................C-
   Schedule   8.8 Litigation................................................C-
   Schedule   8.9 Taxes.....................................................C-
   Schedule   8.10 Material Contracts and Arrangements......................C-
   Schedule   8.11 Property, Title and Condition............................C-
   Schedule   8.12 Compliance with Laws and Governmental Consent............C-

                         THIS STOCK PURCHASE AGREEMENT,
       dated and effective as of 28 February 2001 (the "Effective Date");

AMONG:   THE "SELLING SHAREHOLDERS"
         (as defined below);

AND:     E-ZNET INCORPORATED,
         a New York corporation (the "Company");

AND:     e.NVIZION COMMUNICATIONS LTD.,
         a New York corporation (the "Buyer");

WHEREAS:

A. The Selling Shareholders are the owners of at least ninety percent (90.0%) of the outstanding capital stock of the Company.

B. The Company, doing business under the trade name E-Znet and using the domain name www.eznet.net, owns and operates an Internet service provider business (the " ISP Business") located in Rochester, New York, U.S.A.

C. The Selling Shareholders desire to sell all of the outstanding capital stock of the Company which they own to the Buyer, and the Buyer desires to purchase the same, both on the terms and conditions of this Agreement, and both so that the Buyer may continue the ISP Business and the other operations of the Company as a going concern.

NOW, THEREFORE, in consideration of the premises and their mutual promises, the parties agree as follows:

                                 1 DEFINITIONS

As used in this Agreement, the following terms shall have the meanings specified:

1.1 "Affiliate" shall mean any person, entity or enterprise which directly or indirectly controls, is controlled by, or is under common control with a party at the time or times relevant to this Agreement. For purposes of this definition, "control" means possession, directly or indirectly of the power to direct or cause the direction of management, operations or policies through ownership of voting securities, voting trust, contract or otherwise.

1.2 "Agreement" shall mean this Stock Purchase Agreement as more particularly defined in paragraph 2.1, together with all written amendments to it.

1.3  "Acquired Shares" shall have the meaning specified in paragraph 3.1.

1.4  "Assumed Liabilities" shall have the meaning specified in paragraph 3.2.1.

1.5 "Baron" shall mean Michael S. Baron, an individual who is, as of the Effective Date, the President of the Company.

1.6  "Buyer" shall have the meaning specified in the preamble to this Agreement.

1.7 "Buyer's Financial Statements" shall have the meaning specified in paragraph 8.5.1.

1.8 "Buyer's Indemnity Obligation" shall have the meaning specified in paragraph 13.2.

1.9 "Buyer's Material Contracts" shall have the meaning specified in paragraph 8.10.

1.10 "Buyer's Parent Corporation" shall mean e.NVIZION COMMUNICATIONS GROUP LTD., f/k/a OTC America, Inc., a Colorado corporation.

1.11 "Buyer's Related Subsidiary" shall have the meaning specified in paragraph 8.5.1.

1.12 "Close" or "Closed" shall mean to consummate all the transactions contemplated by this Agreement.

1.13 "Closing" shall mean the process pursuant to which the transactions contemplated by this Agreement are Closed.

1.14 "Closing Date" shall mean the date when Closing occurs or is to occur as more particularly defined in paragraph 11.1.

1.15 "Commission" shall mean the U.S. Securities and Exchange Commission and any successor to said Commission.

1.16 "Company" shall have the meaning specified in the preamble to this Agreement.

1.17 "Company's Employee Plans" shall mean all employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, all other material fringe or employee benefit plans, programs, agreements or arrangements and all material compensation plans, programs, agreements or arrangements, written or otherwise, for the benefit of or relating to any employee or former employee of the Company.

1.18 "Company's Employee Stock Option Plan" shall have the meaning specified in paragraph 3.2.1.3.

1.19 "Company's Financial Statements" shall have the meaning specified in paragraph 7.7.1.

1.20 "Company's Material Contracts" shall have the meaning specified in paragraph 7.12.

1.21 "Day" shall mean Charles Thomas Day, an individual who is, as of the Effective Date, the Chief Executive Officer of the Company.

                                       2
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1.22 "Day's and Baron's Indemnity Obligation" shall have the meaning specified in paragraph 13.1.

1.23 "Effective Date" shall mean the date specified in the preamble to this Agreement.

1.24 "Environmental Requirements" shall mean all applicable Laws, or rules, regulations, permits or similar items of any governmental entity or authority relating to the protection of human health or the environment, including, without limitation: (.1) all requirements pertaining to liability for and reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Materials; (.2) all requirements pertaining to the protection of the health and safety of employees or the public; and (.3) all other limitations, restrictions, conditions, standards, prohibitions, obligations, schedules and timetables contained therein or in any notice or demand issued, entered, promulgated or approved thereunder.

1.25 "Hazardous Materials" shall mean any substance: (.1) the presence of which requires investigation or remediation under any Law; (.2) which is or has been identified as a potential hazardous waste, hazardous substance, pollutant or contaminant under any Laws; or (.3) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, reactive or otherwise hazardous and has been identified as regulated by any governmental entity or authority.

1.26 "ISP Business" shall have the meaning specified in the recitals to this Agreement.

1.27 "Laws" shall mean any law, statute, rule, regulation, ordinance, order, code, arbitration award, judgment, decree or other legal requirement of any governmental entity or authority.

1.28 "NASD" shall mean the National Association of Securities Dealers within the United States of America and any successor to said Association.

1.29 "Preferred Shareholder" shall mean any person or entity who, should Closing occur, becomes the owner of any of the Redeemable Preferred Shares; whether one or more Preferred Shareholders, collectively, the "Preferred Shareholders."

1.30 "Preferred Share Redemption Date" shall have the meaning specified in paragraph 5.3.2.4.

1.31 "Preferred Share Redemption Deficit" shall have the meaning specified in paragraph 5.3.2.4.

1.32 "Purchase Price" shall have the meaning specified in paragraph 5.1.2.

1.33 "Redeemable Preferred Shares" shall have the meaning specified in paragraph 5.1.1.

1.34 "Registration Statement" shall have the meaning specified in paragraph 6.1.

1.35 "Restricted Shares" shall have the meaning specified in paragraph 5.1.1.

                                       3
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1.36 "Restrictive Covenants" shall mean the covenants of the Company, Day and
     Baron specified in paragraph 4.

1.37 "Retained Liabilities" shall have the meaning specified in paragraph 3.2.2.

1.38 "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor law, and the regulations and rules issued pursuant to the said Act or any successor law.

1.39 "Selling Shareholder" shall mean any individual or entity identified in Exhibit A which tenders one or more of the Acquired Shares for purchase and sale pursuant to this Agreement, or any individual or entity identified in Exhibit A which, by virtue of the assignment of certain interests in the Acquired Shares, is to receive, upon Closing, one or more of the Redeemable Preferred Shares or the Restricted Shares; whether one or more Selling Shareholders, collectively, the "Selling Shareholders." Without in any way limiting the foregoing, or the definitions of "Day" and "Baron" under this Agreement, Day and Baron are each a Selling Shareholder and included in the collective definition of Selling Shareholders for all purposes under or pursuant to this Agreement.

1.40 "Stewart" shall have the meaning specified in paragraph 3.2.1.1.

1.41 "Subscription Agreement and Investment Questionnaire" and "Subscription Agreements and Investment Questionnaires" shall have the meaning specified in paragraph 5.2.

1.42 "Tax" means any federal, state, local or foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real or personal property, customs, duties or other type of fiscal levy and all other taxes, governmental fees, assessments or charges of any kind whatsoever, together with any fines, interest, penalties, additions to tax or additional amounts imposed or assessed with respect to the foregoing.

1.43 "Undisclosed Buyer Liability" shall have the meaning specified in paragraph 8.5.3.

1.44 "Undisclosed Company Liability" shall have the meaning specified in paragraph 7.7.3.

1.45 "Working Capital Financing" shall have the meaning specified in paragraph 6.2.

                                   2 AGREEMENT

2.1  Documents Included

This Agreement consists of these thirty-five (35)total pages of contractual terms and conditions, and the following exhibits and schedules, which are incorporated by reference:

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                                       5

2.2  Conflicting Terms

In the event of any conflict between these contractual terms and conditions, and the terms of any exhibit or schedule, these contractual terms and conditions shall control. In the event of any conflict between the terms of any exhibit or schedule, the terms of the exhibit or schedule of the latest date shall control.

2.3  Complete Agreement

This Agreement expresses the full and complete understanding of the parties with respect to its subject matter as of the Effective Date, and, except as otherwise provided by this Agreement, supersedes any and all understandings, agreements and representations with respect to its subject matter made or dated prior to the Effective Date, including, without limitation, a certain "Letter of Intent" among the Company, C. Thomas Day on behalf of the Selling Shareholders, and the Buyer's Parent Corporation, dated and effective 28 April 2000, and certain letters among the same parties extending and modifying the Letter of Intent dated and effective 26 May 2000 and 15 June 2000.

                              3 PURCHASE AND SALE


3.1  Sale of Acquired Shares

On the terms and subject to the conditions of this Agreement, upon Closing, the Selling Shareholders shall sell, transfer and deliver to the Buyer, and the Buyer shall purchase, free and clear of all liens and encumbrances, all of the outstanding capital stock of the Company which is owned by the Selling Shareholders as listed in Error! Reference source not found. (collectively, the "Acquired Shares"). In the event that at least ninety percent (90.0%), but less than one hundred percent (100.0%), of the outstanding capital stock of the Company is tendered for purchase and sale pursuant to this Agreement at Closing, Closing will be deemed to have occurred for all purposes under and pursuant to this Agreement; but, nevertheless, and otherwise on the terms and subject to the conditions of this Agreement, the Buyer shall purchase, free and clear of all liens and encumbrances, any additional outstanding capital stock of the Company tendered to the Buyer within thirty (30) days following Closing.

3.2  Liabilities and Obligations Assumed or Retained

3.2.1 On the terms and subject to the conditions of this Agreement, the Buyer shall, upon Closing, assume and thereafter in due course pay, perform, satisfy or otherwise discharge the following, and only the following, liabilities and obligations of the Company (collectively, the "Assumed Liabilities"):

3.2.1.1 The Company's accounts payable and other current liabilities as of Closing as specified in Error! Reference source not found. 3.2.1.1, except the Company's liability to William Stewart, d/b/a TelNet Advisory ("Stewart"), under a certain "Business Sale Agreement" between the Company and Stewart dated 30 March 2000, which liability shall be paid by the Selling Shareholders from the proceeds they are to receive on account of the redemption of the Redeemable Preferred Shares.

3.2.1.2 Whether or not disclosed or reserved against in the Company's Financial Statements, all liabilities or obligations of the Company under the Company's Material Contracts; but (except as otherwise provided by paragraph 3.2.1.1) only to the extent such liabilities and obligations arise, accrue or first become due after Closing; and provided, however (except as otherwise provided by paragraph 3.2.1.1), that the Buyer shall not assume or be responsible for any such liabilities or obligations which arise from any breach or default of the Company or the Selling Shareholders (or the Selling Shareholders' Affiliates) under any of the Company's Material Contracts occurring or existing at or prior to Closing, all of which liabilities and obligations shall be and constitute Retained Liabilities.

3.2.1.3 Whether or not disclosed or reserved against in the Company's Financial Statements, all liabilities and obligations of the Company with respect to the Company's Employee Plans; but (except as otherwise provided by paragraph 3.2.1.1) only to the extent such liabilities and obligations arise, accrue or first become due after Closing; and provided, however (except as otherwise provided by paragraph 3.2.1.1), that the Buyer shall not assume or be responsible for any such liabilities or obligations which arise from any breach or default of the Company or the Selling Shareholders (or the Selling Shareholders' Affiliates) under any of the Company's Employee Plans occurring or existing at or prior to Closing, all of which liabilities and obligations shall be and constitute Retained Liabilities. Without in any way limiting the foregoing, the Company shall, before Closing, terminate the E-Znet Incorporated 1995 Stock Option Plan, adopted and approved by the Company and its then shareholders on or about 03 May 1995 (the "Company's Employee Stock Option Plan"), and all liabilities and obligations of the Company with respect to such plan, its termination, and any breach or default of the Company or the Selling Shareholders (or the Selling Shareholders' Affiliates) under such plan or relating to the termination of such plan whether or not such liabilities and obligations arise, accrue or first become due before or after Closing shall be and constitute Retained Liabilities.

3.2.1.4 Whether or not disclosed or reserved against in the Company's Financial Statements, all liabilities or obligations of the Company for any Tax, including, without limitation, all federal, state and local income taxes, including any interest, penalties or additions related thereto, due on account of the Company's operations during the Company's tax years and/or periods ended or ending during the calendar years 2000 and 2001, whether accruing and/or due before or after the Closing Date; provided, however (except as otherwise provided by paragraph 3.2.1.1), that the Buyer shall not assume or be responsible for any such liabilities or obligations which arise from any failure of the Company or the Selling Shareholders (or the Selling Shareholders' Affiliates) to timely file, report, remit or pay any Tax the filing, reporting, remitting or paying of which was due at or prior to Closing, all of which liabilities and obligations shall be and constitute Retained Liabilities.

3.2.1.5 Anything in this paragraph 3.2.1 or otherwise in this Agreement or any document or instrument delivered in connection with it to the contrary notwithstanding, the Buyer's obligations with respect to the Assumed Liabilities shall not extend beyond the extent to which the Company or the Selling Shareholders (or the Selling Shareholders' Affiliates) were obligated in respect thereof and shall be subject to the Buyer's right to contest in good faith the nature and extent of any such liability or obligation.

3.2.2 Except as otherwise specifically provided by paragraph 3.2.1, the Buyer does not intend by the execution of this Agreement or Closing (for purposes of this paragraph and giving effect to the Buyer's intent, "by operation of law" to the contrary notwithstanding) to assume or to otherwise be responsible or liable for or with respect to, and, subject to the provisions of paragraph 13, Day and Baron shall indemnify and the hold the Buyer harmless from, any liabilities or obligations based in whole or in part on events or conditions occurring or existing in connection with, or arising out of, or otherwise relating to the acts, omissions or other conduct of the Company or the Selling Shareholders (or the Selling Shareholders' Affiliates), or the operation of the ISP Business or any other operations of the Company, at or prior to Closing, or the ownership, possession, use, operation, sale or other disposition at or prior to Closing of any of the assets, rights, properties or interests owned or used by held for use by the Company at any time at or prior to Closing, whether or not disclosed or undisclosed in the Company's Financial Statements or otherwise, known or unknown, absolute or contingent, due or to become due, and of whatever kind or nature whatsoever (collectively, the "Retained Liabilities"), including, without limitation the following:

3.2.2.1 Liabilities and obligations relating to any breach or default of the Company or the Selling Shareholders (or the Selling Shareholders' Affiliates) under any of the Company's Material Contracts occurring or existing at or prior to Closing.

3.2.2.2 Liabilities and obligations relating to any breach or default of the Company or the Selling Shareholders (or the Selling Shareholders' Affiliates) under any of the Company's Employee Plans, or the termination of any of the Company's Employee Plans, or to any person at any time employed by the Company or to any such person's spouse, children, other dependents or beneficiaries, with respect to any such person's employment or termination of employment by the Company, occurring or existing at or prior to Closing.

3.2.2.3 Liabilities and obligations relating to any litigation, action, suit, claim, investigation or proceeding pending on the Effective Date, or instituted thereafter, based in whole or in part on events or conditions occurring or existing in connection with, or arising out of, or otherwise relating to the acts, omissions or other conduct of the Company or the Selling Shareholders (or the Selling Shareholders' Affiliates), or the operation of the ISP Business or any other operations of the Company, at or prior to Closing, or the ownership, possession, use, operation, sale or other disposition at or prior to Closing of any of the assets, rights, properties or interests owned or used by held for use by the Company at any time at or prior to Closing.

3.2.2.4 Liabilities and obligations of the Company or the Selling Shareholders (or the Selling Shareholders' Affiliates), based in whole or in part on events or conditions occurring or existing at or prior to Closing, and arising out of or related to: (.1) Hazardous Materials or Environmental Requirements; (.2) claims relating to employee health and safety, including claims for injury, sickness, disease or death; or (.3) compliance or noncompliance with any Laws, including, without limitation, any Laws relating to any of the matters described in paragraphs 3.2.2.4.1 and 3.2.2.4.2.

3.2.2.5 Liabilities or obligations of the Company or the Selling Shareholders (or the Selling Shareholders' Affiliates) which arise from any failure of the Company or the Selling Shareholders (or the Selling Shareholders' Affiliates) to timely file, report, remit or pay any Tax the filing, reporting, remitting or paying of which was due at or prior to Closing.

3.2.2.6  Any Undisclosed Company Liability.


                            4 RESTRICTIVE COVENANTS


4.1  Confidentiality

4.1.1 The Buyer or its Affiliates have furnished or disclosed and may furnish or disclose to the Company, Day and/or Baron or their respective representatives, confidential information regarding its businesses, financial condition, operations and prospects, including, without limitation, trade secrets, know-how, inventions, patent applications, processes, procedures, formulas, records, research and development data, manuals, notes, blueprints, financial and marketing data, photographs, samples, models, customer information, and other confidential business information (collectively, "Proprietary Information"). All Proprietary Information, whether written or otherwise, and whether or not denominated "proprietary" or "confidential," shall be deemed for all purposes to be confidential business information, and shall be held by the Company, Day and Baron and any representative of them in a fiduciary capacity for the benefit of the Buyer and its Affiliates.

4.1.2 Unless the Buyer or its Affiliates otherwise agree in a writing executed by the chief executive officer of the affected entity, neither the Company, Day, Baron nor any representative of them shall, during the period beginning on the earlier of the date of the disclosure of any Proprietary Information or the Effective Date, and ending one (1) year after the Closing Date or the termination of this Agreement (the "Restricted Period"), directly or indirectly disclose or reveal any Proprietary Information, or any knowledge based upon or gained from it, for any purpose other than the performance or discharge of the Company's, Day's or Baron's duties or obligations under this Agreement, or to any person or entity (e.g., professional advisors) other than one to whom it has been furnished or disclosed in confidence, subject to the provisions of this Agreement, and so that he, she or it may actively and directly participate in the performance or discharge of the Company's, Day's or Baron's duties or obligations under this Agreement.

4.1.3 Paragraph 4.1.2 shall not apply to any Proprietary Information which was:
(.1) in the lawful possession of the Company, Day or Baron prior to its disclosure by the Buyer or its Affiliates under this Agreement or in connection with the transactions contemplated by it; (.2) disclosed to the Company, Day or Baron by an unrelated third-party owing no obligation of confidence or restricted use to the Buyer or its Affiliates; or (.3) is or at any time becomes part of the public domain through no act or omission of the Company or the Selling Shareholders.

4.1.4 The provisions of this paragraph 4.1, and any other representations or agreements of the Company or the Selling Shareholders made or entered into before or after the Effective Date governing the use or dissemination of any Proprietary Information or other information relating to the transactions contemplated by this Agreement, shall survive Closing or the termination this Agreement in accordance with their respective terms and conditions. In the event of any conflict between the terms and conditions of this paragraph 4, and any other representations or agreements of the Company or the Selling Shareholders made or entered into before or after the Effective Date governing the use or dissemination of any Proprietary Information or other information relating to the transactions contemplated by this Agreement, the terms and conditions which most favor the Buyer or its Affiliates shall control.

4.1.5 Any written or electronic memorial or representation of any Proprietary Information shall be and at all times remain the property of the Buyer or its Affiliates, and shall be returned to the Buyer or its Affiliates, immediately, if Closing does not occur, and neither the Company, Day, Baron, nor any representative of them, shall make or be entitled to keep copies thereof.

4.1.6 For purposes of this paragraph 4.1, and paragraph 4.2: (.1) the terms "Company," "Day" and "Baron" shall include any of their Affiliates, and any officers, directors and shareholders of any of them or their successors; and (.2) the terms "Day" and "Baron" shall also include all members of their immediate families.

4.2  Equitable Relief

The Company, Day and Baron, jointly and severally, acknowledge and agree that a breach or threatened breach of any of the provisions of this paragraph 4 may cause the Buyer or its Affiliates irreparable harm for which monetary damages will not provide an adequate remedy. Therefore, and in addition to any other relief provided by law or in equity, in the event any of them breaches or threatens to breach any provision of this paragraph 4, the Buyer or its Affiliates shall be entitled, without having to prove actual damages and without prejudice to any other rights or remedies they may posses, to seek to have: (.1) any such provision specifically enforced by injunctive relief or otherwise; and (.2) the Company, Day and Baron, jointly and severally, account for and pay over to the Buyer or its Affiliates any compensation, profit, money, accrual, increment or other benefit derived or received by any of them as a result of any transaction constituting a breach of any such provision. The Company, Day and Baron, jointly and severally, waive their rights to assert in any proceeding any claim or defense that any adequate remedy at law exists, and Day and Baron, jointly and severally, waive their rights to assert in any proceeding any claim or defense that they did not receive adequate consideration from the Buyer for their duties, obligations and liabilities under or pursuant to the provisions of this paragraph 4. The provisions of this paragraph shall not limit the enforcement in equity of any other provision of this Agreement.


                      5 SHARE EXCHANGE AND PURCHASE PRICE


5.1  Share Exchange and Valuation

5.1.1 On the terms and subject to the conditions of this Agreement, the Buyer will issue to and exchange with the Selling Shareholders the Redeemable Preferred Shares and the Restricted Shares, and the Selling Shareholders will tender to and exchange with the Buyer the Acquired Shares and other interests therein, as follows: (.1) by the Buyer issuing to the Selling Shareholders, free and clear of all liens and encumbrances, in exchange for their interests in the Acquired Shares actually tendered for purchase and sale pursuant to this Agreement or otherwise as listed in Error! Reference source not found., the aggregate number of no more than 1,500,000 shares of the authorized (but previously un-issued) preferred stock of the Buyer (collectively, the "Redeemable Preferred Shares"); and (.2) by the Buyer issuing to the Selling Shareholders, free and clear of all liens and encumbrances, in exchange for their interests in the Acquired Shares actually tendered for purchase and sale pursuant to this Agreement or otherwise as listed in Error! Reference source not found., the aggregate number of no more than 7,344,500 shares of the authorized (but previously un-issued) common stock of the Buyer (collectively, the "Restricted Shares").

5.1.2 For all purposes under or pursuant to this Agreement, including, without limitation, as may relate to any Tax or any other legal, financial or accounting requirement or matter, the value of the Redeemable Preferred Shares shall be US$1.00/share and the value of the Restricted Shares shall be US$0.10/share. Without in any way limiting the foregoing, but rather to illustrate its operation and the intent of the parties under this Agreement, the aggregate "Purchase Price" for the Acquired Shares and all interests therein shall be an amount equal to the sum of the value of the Redeemable Preferred Shares as specified by this paragraph multiplied by the number of the Redeemable Preferred Shares issued by the Buyer to the Selling Shareholders pursuant to this Agreement; plus, the value of the Restricted Shares as specified by this paragraph multiplied by the number of the Restricted Shares issued by the Buyer to the Selling Shareholders pursuant to this Agreement; which, if one hundred percent (100.0%) of the Acquired Shares and all interests therein were tendered to the Buyer for purchase and sale pursuant to this Agreement would be a maximum of US$2,234,450.

5.2  Transfer of Acquired, Redeemable Preferred and Restricted Shares

The transfer and delivery of the Acquired Shares by the Selling Shareholders to the Buyer, and the transfer and delivery of the Redeemable Preferred Shares and the Restricted Shares by the Buyer to the Selling Shareholders, shall be effected by the exchange, at Closing (or thereafter as otherwise permitted by this Agreement), of certificates representing the Acquired Shares, the Redeemable Preferred Shares and the Restricted Shares, duly certified, and, in the case of the Acquired Shares, duly endorsed or accompanied by duly executed stock powers, and, in the case of the Redeemable Preferred Shares and the Restricted Shares, accompanied by an agreement and confidential investment questionnaire between each Selling Shareholder and the Buyer whereby each Selling Shareholder subscribes to the issue of such shares and answers certain questions pertaining to their qualifications as investors in the Redeemable Preferred Shares and the Restricted Shares (individually a "Subscription Agreement and Investment Questionnaire," and one or more, collectively, the "Subscription Agreements and Investment Questionnaires"), with all signatures guaranteed in a manner reasonably satisfactory to legal counsel for the Buyer, the Company, and, to the extent applicable, each Selling Shareholder. All such certificates, documents and instruments shall be in form and substance satisfactory to legal counsel for the Buyer, the Company, and, to the extent applicable, each Selling Shareholder.

5.3  Form and Terms of Redeemable Preferred Shares

5.3.1 The Redeemable Preferred Shares shall be issued in the form of "restricted stock" as that term is defined in Rule 144 promulgated pursuant to the Securities Act. The Buyer has not agreed nor shall it otherwise have any obligation to register such shares with the Commission.

5.3.2 The Redeemable Preferred Shares shall have such designation, rights, preferences and limitations as specified in the Buyer's Certificate of Incorporation and in each Subscription Agreement and Investment Questionnaire, including, without limitation, the following:

5.3.2.1 The Buyer shall issue no more than 1,500,000 Redeemable Preferred Shares. For so long as the Redeemable Preferred Shares are outstanding, the Buyer shall not issue a series or class of preferred stock with rights and preferences superior to the rights and preferences of the Redeemable Preferred Shares, nor shall it take any action that would otherwise have an adverse effect on the rights and preferences of the Redeemable Preferred Shares without the affirmative vote of the holders of at least two-thirds of the outstanding Redeemable Preferred Shares. Any Redeemable Preferred Share redeemed, converted or otherwise acquired by the Buyer in any manner whatsoever shall be permanently retired and shall not under any circumstances be reissued.

5.3.2.2 The Preferred Shareholders shall be entitled to notice of any shareholders' meeting in accordance with the By-laws of the Buyer, and shall be entitled to one tenth of one vote (1/10th) per Redeemable Preferred Share on all matters submitted to the Buyer's shareholders for their approval regardless whether such approval is required by law.

5.3.2.3 The Preferred Shareholders shall not be entitled to receive any dividends or other distributions on account of the Redeemable Preferred Shares, other than upon their redemption or conversion or the liquidation and winding up of the Buyer as otherwise provided by this paragraph 5.3.2.

5.3.2.4 The Buyer shall redeem the outstanding Redeemable Preferred Shares in the following amounts and on the following dates (each a "Preferred Share Redemption Date"): on 30 April 2001, 200,000 shares; on 31 May 2001, 200,000 shares; on 30 June 2001, 200,000 shares; on 31 July 2001, 200,000 shares; on 31
August 2001, 200,000 shares; on 30 September 2001, 250,000 shares; and on 31 October 2001, 250,000 shares. On each Preferred Share Redemption Date, the Buyer shall redeem the Redeemable Preferred Shares pro rata from all the Preferred Shareholders according to the percentage of outstanding Redeemable Preferred Shares each Preferred Shareholder owns as of each Preferred Share Redemption Date. To the extent permitted by applicable law, the Buyer shall pay all the Preferred Shareholders the stated value (i.e., US$1.00/share) in cash or other good funds for each Redeemable Preferred Share redeemed. If the Buyer is prohibited by law from redeeming the total required number of the Redeemable Preferred Shares on a Preferred Share Redemption Date (a "Preferred Share Redemption Deficit"), the Buyer will nonetheless redeem all the Redeemable Preferred Shares it is permitted by law to redeem. In the event of a Preferred Share Redemption Deficit, the Buyer shall redeem shares for cash or other good funds pro rata according to the percentage of outstanding Redeemable Preferred Shares each Preferred Shareholder owns. Those Preferred Shareholders who are entitled to redemption on a Preferred Share Redemption Date but who do not have their shares redeemed within fifteen (15) days following such date, shall have their Redeemable Preferred Shares converted as provided by paragraph 5.3.2.6.

5.3.2.5 Notwithstanding the schedule of Preferred Share Redemption Dates, the Buyer shall redeem all outstanding Redeemable Preferred Shares from the Preferred Shareholders in accordance with the provisions of paragraph 5.3.2.4 when, if at all, the net proceeds of the Working Capital Financing are first available to the Buyer for disbursement.

5.3.2.6 Subject to the provisions of paragraph 5.3.2.4, each Preferred Shareholder shall have all of his or her unredeemed Redeemable Preferred Shares converted upon the occurrence of a Redemption Deficit. Upon the occurrence of a conversion as a result of a Redemption Deficit, the Buyer shall issue to each Preferred Shareholder a negotiable, demand, promissory note, made payable to or to the order of the Preferred Shareholder in the amount of the aggregate stated value of all Redeemable Preferred Shares held by that Preferred Shareholder on the date of the occurrence of a Redemption Deficit.

5.3.2.7 Upon any liquidation, dissolution or winding up of the Buyer, whether voluntary or involuntary, the Preferred Shareholders, after payment or provision for payment of the debts and other liabilities of the Buyer, and before any distribution or payment is made upon any class or series of the Buyer's preferred stock junior to the Redeemable Preferred Shares or upon the Buyer's Common Stock, shall be entitled to be paid the stated value (i.e., US$1.00/share) in cash or other good funds for each Redeemable Preferred Share they then hold. If, upon such liquidation, dissolution or winding up of the Buyer the assets to be distributed among the Preferred Shareholders is not sufficient to permit payment of the preferential amounts to which they are entitled, then the entire assets of the Buyer to be so distributed shall be distributed pro rata among the Preferred Shareholders.

5.3.3 Pursuant to and under each Subscription Agreement, each Selling Shareholder who is also a Preferred Shareholder shall irrevocably appoint Day as the Preferred Shareholder's agent for the purpose of receiving and collecting, on behalf of each Preferred Shareholder, any and all sums of money or property which may or shall become due to it from the Buyer pursuant to the designation, rights, preferences and limitations of the Redeemable Preferred Shares. Each Selling Shareholder who is also a Preferred Shareholder shall further agree that it shall not have any claim or cause of action against Day for any action taken, decision made or instruction given by Day pursuant to a Subscription Agreement or this Agreement, except for fraud, gross negligence or willful breach of either of the same, and shall further agree to hold the Buyer harmless from and against any claims or expenses related to any and all sums of money or property which may or shall become due to it from the Buyer pursuant to the designation, rights, preferences and limitations of the Redeemable Preferred Shares so long as the Buyer delivers the same to Day or any named successor as instructed by a Subscription Agreement.

5.4  Form and Terms of Restricted Shares

The Restricted Shares will be issued in the form of "restricted stock" as that term is defined in Rule 144 promulgated pursuant to the Securities Act, which shares the Buyer has agreed to register with Commission in accordance with and subject to the terms and conditions of paragraph 6.1. The Restricted Shares shall be in such form and be subject to such other terms as otherwise specified in the Buyer's Certificate of Incorporation. The Buyer hereby represents, warrants and covenants that, as of Closing, the Restricted Shares will represent no less than twelve and four tenths percent (12.4%) of the fully voting and fully participating issued and outstanding common stock of the Buyer.


                   6 ADDITIONAL OBLIGATIONS REGARDING SHARES

6.1  Buyer's Obligation To Register Restricted Shares

The Buyer shall file with the Commission, no later than one hundred and twenty
(120) days following the Closing Date, a registration statement under the Securities Act (the "Registration Statement") registering the Restricted Shares for resale. The Buyer shall use its reasonable best efforts to cause the Registration Statement to be declared effective as soon as possible after it is filed. The Buyer shall provide the Selling Shareholders written notice when the Restricted Shares may be sold pursuant to the Registration Statement within ten
(10) business days following the effective date of the Registration Statement. The Buyer shall maintain the effectiveness of the Registration for a minimum of one (1) year following the effective date of the Registration Statement. Day and Baron acknowledge and agree that the Buyer's obligation to register the Restricted Shares for resale pursuant to this paragraph is a "one-time only" obligation, and thereafter their right to resell the Restricted Shares will be subject to Rule 144 promulgated pursuant to the Securities Act. At all times following the effective date of the Registration Statement, the Buyer shall use its reasonable best efforts to cause all reports required to be filed by it with the Commission pursuant to any Law to be timely filed.

6.2  Buyer's Obligation To Seek Working Capital Financing

The Company and the Selling Shareholders acknowledge that the Buyer has been actively seeking financing in the amount of US$1.5 million in order for it to be able to pay US$1.5 million cash or other good funds for the acquisition of that portion of the Acquired Shares now to be acquired pursuant to this Agreement, if at all, in exchange for the Redeemable Preferred Shares (the "Working Capital Financing"). The Buyer shall use its reasonable best efforts to obtain a commitment for the Working Capital Financing upon terms and conditions it deems acceptable in the exercise of its sole and absolute discretion.

6.3  Selling Shareholders' Obligation To Furnish Information

The Buyer may require Day and Baron to individually furnish to the Buyer such information about each of them as may be necessary or appropriate for the Buyer to obtain or close the Working Capital Financing or to comply with the Securities Act, including, without limitation, to promptly and accurately prepare and file the Registration Statement in accordance with the Securities Act. Any request for any such information will be made in writing upon reasonable notice. If either Day or Baron does not furnish any such information requested by the Buyer, or otherwise fails to cooperate with the Buyer to the extent necessary to enable the Buyer to obtain or close the Working Capital Financing or to comply with its obligations under the Securities Act, the Buyer shall not be obligated, as applicable, to accept any commitment for or close the Working Capital Financing, or to register the non-complying Selling Shareholder's Restricted Shares, but shall continue to be obligated to register the Restricted Shares of all complying Selling Shareholders. All costs and expenses of the Buyer's performance of its obligations under this paragraph 6 and compliance with the Securities Act in connection with those obligations, including, without limitation, all Commission, securities exchange or NASD registration and filing fees, printing costs, and costs, fees or expenses of complying with the securities or blue sky laws of any state or territory of the United States of America, shall be borne exclusively by the Buyer. All costs and expenses relating to the sale of any Restricted Shares by any Selling Shareholder, including, without limitation, sales or brokerage commissions, shall be borne exclusively by each such Selling Shareholder.


         7 DAY'S, BARON'S AND COMPANY'S REPRESENTATIONS AND WARRANTIES

As an inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated by it, Day, Baron and the Company, jointly and severally, represent, warrant and covenant that:

7.1  Organization and Good Standing

The Company is a corporation: (.1) duly organized, validly existing and in good standing under the laws of the State of New York, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses; (.2) duly qualified as a foreign corporation to do business in all jurisdictions where the nature of its businesses requires such qualification; and (.3) duly licensed and authorized as required by any governmental authority to carry on its businesses. The Company shall have duly filed any and all certificates and reports required to be filed as of Closing by the laws of the State of New York and any other state where it is qualified to do business.

7.2  Capital Stock

The authorized capital stock of the Company consists solely of 15,000,000 shares of common stock, having a par value of US$0.001 per share, of which 687,000 shares are issued and outstanding; all of the issued and outstanding shares are validly issued, fully paid and non-assessable; and there are no outstanding subscriptions, options, warrants, calls, conversion rights, commitments, or other rights or agreements obligating the Selling Shareholders or the Company to sell or issue any additional shares of its capital stock except as listed in Error! Reference source not found. 7.2.

7.3  Subsidiaries

The Company has no equity interest or investment, direct or indirect, nor is it subject to any obligation or requirement to make any equity investment (in the form of a capital contribution or otherwise) in or to any entity except as listed in Error! Reference source not found. 7.3.

7.4  Authority

7.4.1 This Agreement, the consummation of the transactions contemplated by it, and the performance, observance and fulfillment of all the terms and conditions on its part to be performed, observed and fulfilled, have been duly authorized in accordance with applicable law by the Company as of the Effective Date, and, as of Closing, will have been so authorized by each and every Selling Shareholder who has elected to sell his or her shares of the Company's capital stock to the Buyer pursuant to this Agreement.

7.4.2 This Agreement has been duly executed and delivered by a duly constituted and authorized officer or representative of the Company, and it has been personally executed and delivered by Day and Baron, and is a legal, valid and binding obligation enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

7.4.3 Except as otherwise provided or disclosed by this Agreement or in Error! Reference source not found. 7.4 or any other exhibit or schedule to this Agreement, the Company, Day and Baron, have the right, power, legal capacity and authority to make, enter into and perform their obligations under this Agreement, and no consent of any third party is necessary with respect thereto. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by it will conflict with or result in any violation of or constitute a default under any provision of the Company's Certificate of Incorporation or By-Laws, or any agreements, arrangements, commitments, contracts, engagements, licenses, leases, rental agreements, tenancies, or other obligations of the Company, Day or Baron, written or otherwise, express or implied, or any judgment, decree, order, permit or authority of any governmental authority.

7.5  Minute Book

As of Closing, the Company's minute book will be in good order, and otherwise complete, accurate and up-to-date in all material respects, and include, without limiting the foregoing, true copies of the Company's Certificate of Incorporation and By-Laws as amended, and minutes of all meetings and actions taken by the directors and shareholders of the Company prior to Closing.

7.6  Share Records

As of Closing, the stock transfer book and stock ledger of the Company will be in good order, and otherwise complete, accurate and up-to-date in all material respects, and include, without limiting the foregoing, a record of all stock and securities issued, transferred or surrendered by the Company. At and as of Closing, the Company shall be deemed to represent and warrant that no stock or securities transfer has been made without surrender of the proper certificate to the Company, duly endorsed, and that the Company has canceled and retained any such certificate in its stock records.

7.7  Financial Statements

7.7.1 At or before Closing, the Company shall furnish to the Buyer, the following financial statements: (.1) year/period-end balance sheets, statements of operations, statements of shareholders' equity (deficit) and statements of cash flows (together with applicable notes) from the date of the Company's inception through 31 December 2000 as reviewed by Bonadio & Company, LLP, C.P.A.('s) and (.2) unaudited balance sheets and statements of operations as of, for each month ended and for the year-to-date ended 31 January 2001 as compiled by the Company's management; the financial statements specified in paragraphs
7.7.1.1 and 7.7.1.2 being collectively referred to as the "Company's Financial Statements." In addition, as of the Effective Date, the Company has furnished or made available to the Buyer year/period-end balance sheets and statements of operations from the date of the Company's inception through 31 December 2000 as compiled by the Company's management.

7.7.2 As of Closing, all the Company's Financial Statements: (.1) will be in accordance with the books of account and related records of the Company; (.2) will be true and correct in all material respects; (.3) will completely and accurately reflect all income, costs and expenses necessary for or relating to the conduct of the Company's ISP business and all of its other operations for the periods to which they apply; and (.4) except for the interim financial statements specified in paragraph 7.7.1.2, will have been prepared in accordance with generally accepted accounting principles consistently applied.

7.7.3 As of Closing, the balance sheets which make up a part of the Company's Financial Statements, together with applicable notes, will present fairly the financial position of the Company as of the periods to which they apply, and, except as otherwise provided or disclosed by this Agreement or in Error! Reference source not found. 7.7 or any other exhibit or schedule to this Agreement, as of the Effective Date there is no liability, whether absolute or contingent, and whether due or to become due, that should, in accordance with generally accepted accounting principles, have been reflected or reserved against in any such balance sheet and that will not be so reflected, reserved against or otherwise disclosed ("Undisclosed Company Liability"). The statements of operations, shareholders' equity (deficit) and cash flows which make up a part of the Company's Financial Statements, together with applicable notes, will present fairly the results of operations and changes in financial position of the Company for the periods to which they apply. The Company maintains proper books of account and related records for its businesses, and such books of account and related records are up-to-date and in the possession of Company.

7.7.4 As of Closing, except as otherwise provided or disclosed by this Agreement or in Error! Reference source not found. 7.7 or any other exhibit or schedule to this Agreement, the accounts receivable of the Company as set forth in the Company's Financial Statements, and all accounts receivable acquired by the Company or arising between 31 December 2000 and the Effective Date, will be, to the best of the knowledge of the Company, Day and Baron, collectible in full in the ordinary course of business in the aggregate reported amounts less any reserves for returns and bad debts reflected in the Company's Financial Statements.

7.7.5 Except as otherwise provided or disclosed by this Agreement or in Error! Reference source not found. 7.7 or any other exhibit or schedule to this Agreement, between 31 December 2000 and the Effective Date, there has not been (.1) any material adverse change in the ISP Business, assets, condition (financial or otherwise), or results of operations of the Company; (.2) any liability or obligation of any nature whatsoever (contingent or otherwise) incurred by the Company other than those incurred in the ordinary course of business consistent with prior practice; (.3) any damage, destruction or loss affecting the assets of the Company; (.4) any dividend or other payment or distribution with respect to, or any split, combination, reclassification or repurchase of shares of the capital stock of the Company; (.5) other than annual or periodic raises or bonuses consistent with past practice, any increase in the compensation, direct or indirect, including employee benefit arrangements, paid or payable to any shareholder, officer or director of the Company, or any general increase in the compensation, direct or indirect, including employee benefit arrangements, paid or payable to any employees or agents of the Company; (.6) any issuance, sale or grant of any option or other agreement to purchase any shares of the capital stock of the Company; (.7) any mortgage, pledge or lien, or any other charge or encumbrance upon any of the assets of the Company; (.8) any loan made to any shareholders, officers, directors or employees of the Company that has not been repaid as of the Effective Date; (.9) any issuance of any guarantees by the Company of obligations of any third parties.

7.8  ERISA

Error! Reference source not found. 7.8 contains a complete and correct list of all of the Company's Employee Plans sponsored or maintained by the Company. Except as otherwise provided or disclosed by this Agreement, or in Error! Reference source not found. 7.8 or any other exhibit or schedule to this Agreement, all of the Company's Employee Plans are valid, subsisting, in full force and effect, and enforceable in accordance with their terms; neither the Company nor any other party to any of the Company's Employee Plans is in default thereunder; and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by it will be an event that by itself, or lapse of time, giving of notice or otherwise would constitute a breach of or default under, or cause the expiration or termination of any of the Company's Employee Plans. From and after the Effective Date through the Closing Date, the Company covenants and agrees not to sponsor or undertake the sponsorship of any new or additional Employee Plan, nor amend or terminate any existing Employee Plan. Anything in this paragraph to the contrary notwithstanding, the Company shall, before Closing, terminate the Company's Employee Stock Option Plan.

7.9  Insurance

The Company maintains insurance covering its operations and assets of a type and in the amounts ordinarily maintained by businesses of a similar nature. All insurance contracts or policies affording such coverage are in effect in accordance with their terms, and the Company is not in default in its obligations thereunder, including, without limitation, the payment of any premiums due, and there are no notices of any pending or threatened terminations or "refusals to renew upon expiration" with respect to any such insurance contracts or policies.

7.10 Litigation

Except as otherwise provided or disclosed by this Agreement or in Error! Reference source not found. 7.10 or any other exhibit or schedule to this Agreement, there are no material suits, actions, claims, or, to the best of the knowledge of the Company, Day and Baron, investigations, inquiries or proceedings pending or threatened against any of them that might reasonably be expected to result in any materially adverse change in the businesses, prospects or condition (financial or otherwise) of the Company or any of them. With respect to any such items identified in Error! Reference source not found. 7.10 or any other exhibit or schedule to this Agreement, the Company, Day and Baron have furnished or made available to the Buyer copies of all citations, complaints, pleadings or allegations, and copies of all opinions of legal counsel evaluating or discussing the probability of recovery or amount of any alleged claim or liability relating to any such suit, action, claim, investigation, inquiry or proceeding.

7.11 Taxes

Except as otherwise provided or disclosed by this Agreement or in Error! Reference source not found. 7.11 or any other exhibit or schedule to this Agreement, all tax returns and reports of the Company, Day and Baron required to be filed have been filed, and all Taxes shown to be due and payable on such returns and reports or any assessments made against any of them have been paid (other than those being contested in good faith by appropriate proceedings). No tax liens have been filed against the Company, Day or Baron. To the best of the knowledge of the Company, Day and Baron, there is no pending audit of any tax return or report with respect to the ISP Business or any other operations.

7.12 Material Contracts and Arrangements

Excepting this Agreement, Schedule 7.12 contains a complete and correct list of all material agreements, arrangements, commitments, contracts, engagements, licenses, leases, rental agreements, tenancies, and other obligations, written or otherwise, express or implied, in which the Company has an interest or other legally enforceable right or benefit, including, without limitation, contracts and arrangements of the nature identified in paragraphs 7.12.1.1 through
7.12.1.7 (the "Company's Material Contracts"). Except as otherwise provided or disclosed by this Agreement, or in Error! Reference source not found. 7.12 or any other exhibit or schedule to this Agreement, all of the Company's Material Contracts are valid, subsisting, in full force and effect, and enforceable in accordance with their terms; neither the Company nor any other party to any of the Company's Material Contracts is in default thereunder; and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by it will accelerate the maturity of any indebtedness of the Company, nor be an event that by itself, or lapse of time, giving of notice or otherwise would constitute a breach of or default under, or cause the expiration or termination of any of the Company's Material Contracts.

7.12.1.1 Notes or other debt instruments, indentures, mortgages, pledges, security agreements, and any other agreements or instruments relating to the borrowing of money or the extension of credit, or pursuant to which any of the assets of the Company are pledged as security.

7.12.1.2 Employment, consulting agreements, and other agreements or arrangements (.1) with any officer, director or shareholder of the Company, or with any member of the immediate families of any of them, (.2) providing for insurance for any officer, director or shareholder of the Company, or for any member of the immediate families of any of them, (.3) with any other employee that is not terminable at will without penalty or liability on the part of the Company, (.4) with any labor union, (.5) providing for bonuses, pensions, deferred compensation, retirement payments, profit sharing, incentive pay, severance pay, hospitalization, medical expenses, death benefits, disability benefits or other employee benefits.

7.12.1.3 Franchise and license agreements, and any other agreements or instruments regarding or relating to the intellectual property and goodwill of the Company.

7.12.1.4 Leases and rental agreements regarding or relating to the assets of the Company.

7.12.1.5 So called "notes receivable."

7.12.1.6 So called "service agreements," and any similar agreements or arrangements, relating to the repair or maintenance of the assets of the Company.

7.12.1.7 Shareholder, voting trust or any similar agreements or arrangements between the Company and any of its shareholders or between or among any shareholders with respect to any shares of capital stock of the Company.

7.13 Property, Title and Condition

Schedule 7.13 contains a complete and correct list of all tangible and intangible real and personal property and interests therein owned, leased, rented, used or otherwise possessed by the Company. Except as otherwise provided or disclosed by this Agreement, or in Error! Reference source not found. 7.13 or in any other exhibit or schedule to this Agreement, the Company has good and marketable title to and, if applicable, possession, of all of its tangible and intangible real and personal property and interests therein whether owned, leased, rented, used or otherwise possessed by it, free and clear of all charges, liens, encumbrances or interests of others of any kind, and all of its tangible personal property is in good operating condition and repair.

7.14 Compliance with Laws and Governmental Consent

Except as otherwise provided or disclosed by this Agreement, or in Error! Reference source not found. 7.14 or in any other exhibit or schedule to this Agreement, the Company is in compliance in all material respects with all laws, rules or regulations, or judgments, decrees, orders or permits applicable to its businesses, and no consent, approval, authorization, permit, designation, declaration or filing by or with any governmental authority on the part of the Company is required in connection with the execution of this Agreement or the consummation of the transactions contemplated by it.

7.15 Broker or Finder's Fees

Except for its/their employment of Stewart, neither the Company, Day nor Baron has engaged or dealt with any broker, finder or other person who could be entitled to any brokerage fee or commission with respect to the execution of this Agreement or the consummation of the transactions contemplated by it, and all negotiations relating to the same have been carried out in such a manner as to avoid giving rise to any valid claim for a finder's fee, advisory fee, brokerage commission, or similar fee or compensation.

7.16 Investment Representation

Subject to the provisions of paragraph 6.1, the Redeemable Preferred Shares and the Restricted Shares are being acquired by Day and Baron or are intended to be acquired by Day and Baron for their own account, for investment purposes only, and not with a view to the distribution, resale, subdivision or fractionalization thereof. Day and Baron acknowledge that the Redeemable Preferred Shares and the Restricted Shares will be issued as "restricted securities" as that term is defined in Rule 144 promulgated pursuant to the Securities Act, and that their right to resell the Redeemable Preferred Shares and the Restricted Shares is subject to said Rule 144.

7.17 Accuracy of Disclosure

Neither the Company, Day nor Baron has knowingly made any untrue statement of a material fact in connection with the execution of this Agreement or the consummation of the transactions contemplated by it, including, without limitation, the sale of the Acquired Shares, or knowingly failed to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading.

All of the representations and warranties contained in this paragraph 7 are made as of the Effective Date, are continuing, and will be deemed to have been reiterated at and as of the date(s) when each exhibit or schedule is executed and at and as of Closing.


                    8 BUYER'S REPRESENTATIONS AND WARRANTIES

As an inducement to the Company and the Selling Shareholders to enter into this Agreement and to consummate the transactions contemplated by it, the Buyer represents, warrants and covenants that:

8.1  Organization and Good Standing

The Buyer is a corporation: (.1) duly organized, validly existing and in good standing under the laws of the State of New York, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business; (.2) duly qualified as a foreign corporation to do business in all jurisdictions where the nature of its business requires such qualification; and (.3) duly licensed and authorized as required by any governmental authority to carry on its business. The Buyer shall have duly filed any and all certificates and reports required to be filed as of Closing by the laws of the State of New York and any other state where it is qualified to do business.

8.2  Capital Stock

8.2.1 The authorized capital stock of the Buyer consists of the following: (.1) 150,000,000 shares of Common Stock, having a par value of US$0.0001 per share, of which no more than 59,000,000 shares, inclusive of the Restricted Shares, will be issued and outstanding as of Closing; and (.2) 20,000,000 shares of Preferred Stock, having no par value , of which no more than 1,500,000 shares, having a stated value of US$1.00 per share, inclusive of the Redeemable Preferred Shares, will be issued and outstanding as of Closing.

8.2.2 All outstanding shares of the Buyer identified in paragraph 8.2.1 are validly issued, fully paid and non-assessable; and there are no outstanding subscriptions, options, warrants, calls, conversion rights, commitments, or other rights or agreements obligating the Buyer to sell or issue any additional shares of its capital stock except as listed in Error! Reference source not found. 8.2.

8.3  Subsidiaries

The Buyer has no equity interest or investment, direct or indirect, nor is it subject to any obligation or requirement to make any equity investment (in the form of a capital contribution or otherwise) in or to any entity except as listed in Error! Reference source not found. 8.3.

8.4  Authority

8.4.1 This Agreement, the consummation of the transactions contemplated by it, and the performance, observance and fulfillment of all the terms and conditions on its part to be performed, observed and fulfilled, have been duly authorized in accordance with applicable law by the Buyer.

8.4.2 This Agreement has been duly executed and delivered by a duly constituted and authorized officer of the Buyer, and is a legal, valid and binding obligation enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

8.4.3 The Buyer has the right, power, legal capacity and authority to make, enter into and perform its obligations under this Agreement, and no consent of any third party is necessary with respect thereto. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by it will conflict with or result in any violation of or constitute a default under any provision of the Buyer's Certificate of Incorporation or By-Laws, or any agreements, arrangements, commitments, contracts, engagements, licenses, leases, rental agreements, tenancies, and other obligations of the Buyer, written or otherwise, express or implied, or any judgment, decree, order, permit or authority of any governmental authority.

8.5  Financial Statements

8.5.1 The Buyer has furnished or made available to the Selling Shareholders, the following financial statements of the Buyer's Parent Corporation, which, by virtue of the Parent Corporation owning all of the outstanding capital stock of the Buyer, report, on a consolidated basis with the Buyer, the financial position and results of operations of the Buyer: (.1) year/period-ended balance sheets, statements of operations, statements of shareholders' equity (deficit) and statements of cash flows (together with applicable notes) from the date of the Buyer's inception through 30 June 2000 as audited by Cordovano & Harvey, C.P.A.'s; and (.2) unaudited quarter/period-ended balance sheets, statements of operations, statements of shareholders' equity (deficit) and statements of cash flows (together with applicable notes) for the quarters/period ended and through 30 September and 31 December 2000, as reviewed by Cordovano & Harvey, C.P.A.'s; the financial statements specified in paragraphs 8.5.1.1 and 8.5.1.2 being collectively referred to as the "Buyer's Financial Statements." In addition, the Buyer has furnished or made available to the Selling Shareholders pro forma year/period-ended balance sheets and statements of operations for the one month ended 31 March 2000, the four months ended 30 June 2000, the quarter and three months ended 30 September 2000, and the quarter and six months ended 31 December 2000 of e.NVIZION WEB SOLUTIONS LTD., the wholly-owned subsidiary of the Buyer's Parent Corporation located in Syracuse, New York, through which the Buyer's Parent Corporation currently operates an ISP business in New York (the "Buyer's Related Subsidiary").

8.5.2 All the Buyer's Financial Statements: (.1) are in accordance with the books of account and related records of the Buyer; (.2) are true and correct in all material respects; (.3) completely and accurately reflect all income, costs and expenses necessary for or relating to the conduct of the businesses of the Buyer for the periods to which they apply; and (.4) have been prepared in accordance with generally accepted accounting principles consistently applied.

8.5.3 The Buyer's balance sheets together with applicable notes present fairly the financial position of the Buyer as of the periods to which they apply, and, except as otherwise provided or disclosed by this Agreement, or in Error! Reference source not found. 8.5 or any other exhibit or schedule to this Agreement, as of the Effective Date there is no liability, whether absolute or contingent, and whether due or to become due, that should, in accordance with generally accepted accounting principles, have been reflected or reserved against in any such balance sheet and that was not so reflected, reserved against or otherwise disclosed ("Undisclosed Buyer Liability"). The Buyer's statements of operations, shareholders' equity (deficit) and cash flows together with applicable notes present fairly the results of operations and changes in financial position of the Buyer for the periods to which they apply. The Buyer maintains proper books of account and related records for its business, and such books of account and related records are up-to-date and in the possession of Buyer.

8.5.4 Except as otherwise provided or disclosed by this Agreement, or in Error! Reference source not found. 8.5 or any other exhibit or schedule to this Agreement, between 31 December 2000 and the Effective Date, there has not been (.1) any material adverse change in the business, operations, assets, condition

(financial or otherwise), or results of operations of the Buyer; (.2) any liability or obligation of any nature whatsoever (contingent or otherwise) incurred by the Buyer other than those incurred in the ordinary course of business consistent with prior practice; (.3) any damage, destruction or loss affecting the assets of the Buyer; (.4) any dividend or other payment or distribution with respect to, or any split, combination, reclassification or repurchase of shares of the capital stock of the Buyer; (.5) other than annual or periodic raises or bonuses consistent with past practice, any increase in the compensation, direct or indirect, including employee benefit arrangements, paid or payable to any shareholder, officer or director of the Buyer, or any general increase in the compensation, direct or indirect, including employee benefit arrangements, paid or payable to any employees or agents of the Buyer; (.6) any issuance, sale or grant of any option or other agreement to purchase any shares of the capital stock of the Buyer; (.7) any mortgage, pledge or lien, or any other charge or encumbrance upon any of the assets of the Buyer; (.8) any loan made to any shareholders, officers, directors or employees of the Buyer that has not been repaid as of the Effective Date; (.9) any issuance of any guarantees by the Buyer of obligations of any third parties.

8.6  ERISA

The Buyer does not sponsor or maintain, nor has it ever sponsored or maintained, any "employee benefit plan" as defined in Section 3(3) of ERISA, as amended, or any other material fringe or employee benefit plan, program, agreement or arrangement for the benefit of or relating to any employee or former employee of the Company.

8.7  Insurance

The Buyer maintains insurance covering its operations and assets of a type and in the amounts ordinarily maintained by businesses of a similar nature. All insurance contracts or policies affording such coverage are in effect in accordance with their terms, and the Buyer is not in default in its obligations thereunder, including, without limitation, the payment of any premiums due, and there are no notices of any pending or threatened terminations or "refusals to renew upon expiration" with respect to any such insurance contracts or policies.

8.8  Litigation

Except as otherwise provided or disclosed by this Agreement, or in Error! Reference source not found. 8.8 or any other exhibit or schedule to this Agreement, there are no material suits, actions, claims, or, to the best of the knowledge of the Buyer, investigations, inquiries or proceedings pending or threatened against it that might reasonably be expected to result in any materially adverse change in the businesses, prospects or condition (financial or otherwise) of the Buyer. With respect to any items identified in Error! Reference source not found. 8.8 or any other exhibit or schedule to this Agreement, the Buyer has furnished or made available to the Company and the Selling Shareholders copies of all citations, complaints, pleadings or allegations, and copies of all opinions of legal counsel evaluating or discussing the probability of recovery or amount of any alleged claim or liability relating to any such suit, action, claim, investigation, inquiry or proceeding.

8.9  Taxes

Except as otherwise provided or disclosed by this Agreement, or in Error! Reference source not found. 8.9 or any other exhibit or schedule to this Agreement, all tax returns and reports of the Buyer required to be filed have been filed, and all Taxes shown to be due and payable on such returns and reports or any assessments made against it have been paid (other than those being contested in good faith by appropriate proceedings). No tax liens have been filed against the Buyer. To the best of the knowledge of the Buyer, there is no pending audit of any tax return or report with respect to the operation of its business.

8.10 Material Contracts and Arrangements

Except as otherwise provided or disclosed by this Agreement, or in Error! Reference source not found. 8.10 or any other exhibit or schedule to this Agreement, all material agreements, arrangements, commitments, contracts, engagements, licenses, leases, rental agreements, tenancies, and other obligations, written or otherwise, express or implied, in which the Buyer has an interest or other legally enforceable right or benefit, including without limitation, contracts and arrangements of the nature identified in paragraphs
8.10.1.1 through 8.10.1.7 (the Buyer's Material Contracts"), are valid, subsisting, in full force and effect, and enforceable in accordance with their terms, and neither the Buyer nor any other party to any of the Buyer's Material Contracts is in default thereunder. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by it will accelerate the maturity of any indebtedness of the Buyer, nor be an event that by itself, or lapse of time, giving of notice or otherwise would constitute a breach of or default under, or cause the expiration or termination of any of the Buyer's Material Contracts.

8.10.1.1 Notes or other debt instruments, indentures, mortgages, pledges, security agreements, and any other agreements or instruments relating to the borrowing of money or the extension of credit, or pursuant to which any of the assets of the Buyer are pledged as security.

8.10.1.2 Employment, consulting agreements, and other agreements or arrangements (.1) with any officer, director or shareholder of the Buyer, or with any member of the immediate families of any of them, (.2) providing for insurance for any officer, director or shareholder of the Buyer, or for any member of the immediate families of any of them, (.3) with any other employee that is not terminable at will without penalty or liability on the part of the Buyer, (.4) with any labor union, (.5) providing for bonuses, pensions, deferred compensation, retirement payments, profit sharing, incentive pay, severance pay, hospitalization, medical expenses, death benefits, disability benefits or other employee benefits.

8.10.1.3 Franchise and license agreements, and any other agreements or instruments regarding or relating to the intellectual property and goodwill of the Buyer.

8.10.1.4 Leases and rental agreements regarding or relating to the assets of the Buyer.

8.10.1.5 So called "notes receivable."

8.10.1.6 So called "service agreements," and any similar agreements or arrangements, relating to the repair or maintenance of the assets of the Buyer.

8.10.1.7 Shareholder, voting trust or any similar agreements or arrangements between the Buyer and any of its shareholders or between or among any shareholders with respect to their shares in the Buyer.

8.11 Property, Title and Condition

Except as otherwise provided or disclosed by this Agreement, or in Error! Reference source not found. 8.11 or in any other exhibit or schedule to this Agreement, the Buyer has good and marketable title to and, if applicable, possession, of all of its tangible and intangible real and personal property and interests therein whether owned, leased, rented used or otherwise possessed by it.

8.12 Compliance with Laws and Governmental Consent

Except as otherwise provided or disclosed by this Agreement, or in Error! Reference source not found. 8.12 or in any other exhibit or schedule to this Agreement, the Buyer is in compliance with all laws, rules or regulations, or judgments, decrees, orders or permits applicable to its business, and no consent, approval, authorization, permit, designation, declaration or filing by or with any governmental authority on the part of the Buyer is required in connection with the execution of this Agreement or the consummation of the transactions contemplated by it.

8.13 Broker or Finder's Fees

Except for its/their employment of Stewart, the Buyer has not engaged or dealt with any broker, finder or other person who could be entitled to any brokerage fee or commission with respect to the execution of this Agreement or the consummation of the transactions contemplated by it, and all negotiations relating to the same have been carried out in such a manner as to avoid giving rise to any valid claim for a finder's fee, advisory fee, brokerage commission, or similar fee or compensation.

8.14 Accuracy of Disclosure

The Buyer has not knowingly made any untrue statement of a material fact in connection with the execution of this Agreement or the consummation of the transactions contemplated by it, including, without limitation, the exchange of the Restricted Shares, or knowingly failed to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading.

All of the representations and warranties contained in this paragraph 8 are made as of the Effective Date, are continuing, and will be deemed to have been reiterated at and as of the date(s) when each exhibit or schedule is executed and at and as of Closing.

                               9 OTHER COVENANTS

9.1 Day's, Baron's and Company's Additional Negative Covenants

From and after the Effective Date through the Closing Date, and unless approved by the chief executive officer of the Buyer in writing, neither the Company, Day nor Baron, shall authorize or cause:

9.1.1 Any of the Company's Material Contracts, insurance policies or any intellectual property or goodwill of the Company, to be sold, assigned, transferred, surrendered, canceled or otherwise disposed of, or materially and adversely modified, or any account receivable or other debt or claim owed to the Company to be canceled or forgiven, other than in the ordinary course of business.

9.1.2 Any other asset of the Company, to be sold, assigned, transferred or otherwise disposed of, or materially and adversely altered, other than in the ordinary course of business. Any inventory acquired will be of a quality and quantity usable or saleable in the ordinary course of business.

9.1.3 Any moneys due or to become due on account of the operation of the Company's operations to be used, paid, deposited or otherwise applied other than for the use and account of the Company or unless approved in writing by the chief executive officer of the Buyer.

9.1.4 Any extraordinary capital expenditure to be made or incurred by the Company, or any material lease obligation to be undertaken by the Company.

9.1.5 Any loan to be made or agreed to be made by the Company, or any material indebtedness, obligation or other liability to be incurred by the Company.

9.1.6 Any damage, destruction or loss, whether or not covered by insurance, to materially and adversely affect the assets of the Company.

9.1.7 Any employment or labor dispute to materially and adversely affect the businesses or prospects of the Company.

9.1.8 Any dispute with any significant supplier or customer to materially and adversely affect the operations or prospects of the Company.

9.1.9 Any other change (financial or otherwise) in the condition of the Company to materially and adversely affect the operations and prospects of the Company.

9.2 Company's Additional Affirmative Covenants

From and after the Effective Date through the Closing Date, the Company shall:

9.2.1 Use all reasonable efforts to preserve intact the business relationships and prospects of the Company.

9.2.2 Timely file all tax returns required to be filed in connection with the operation of the Company and pay or make adequate provision for the payment of all Taxes.

9.2.3 Make available to the Buyer, at any reasonable time following reasonable notice, access to all the books and records of the Company, and shall furnish during such period all information concerning the affairs, condition and operation of the Company as the Buyer may reasonably request.

9.3 Additional Covenants As To Tax Matters

Except to the extent required by any Law, the Buyer and its Affiliates shall not, without the prior written consent of Day and Baron, which consent shall not be unreasonably withheld, amend any return for any Tax filed by or with respect to the Company for any taxable period, or portion thereof, beginning before the Closing Date. After the Closing Date: (.1) each party shall assist (and cause its Affiliates to assist) the other in preparing any returns for any Tax due on account of the assets or operations of the Company which such other party is responsible for preparing and filing; (.2) each party shall cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any such returns and payments in respect thereof; (.3) each party shall make available to the other and to any taxing authority as reasonably requested all relevant books and records relating to Taxes; (.4) each party shall provide timely notice in writing to the other of any pending or proposed audits or assessments with respect to Taxes for which such other party or any of its Affiliates may have liability under or pursuant to this Agreement; (.5) each party shall furnish the other with copies of all relevant correspondence received from any taxing authority in connection with any audit or information request with respect to any Taxes referred to in this paragraph; and (.6) the party requesting assistance or cooperation shall bear the other party's out-of-pocket expenses in complying with such request to the extent that those expenses are attributable to fees and other costs of unaffiliated third party service providers.


                       10 CONDITIONS PRECEDENT TO CLOSING

10.1 Generally

The obligation to Close on the part of any party and all parties is subject to the following conditions precedent:

10.1.1 This Agreement has not been terminated in accordance with or pursuant to paragraph 12.1.

10.1.2 The Selling Shareholders shall have tendered for purchase and sale pursuant to this Agreement at least ninety percent (90.0%) of the outstanding capital stock of the Company.

10.1.3 The Buyer and Day shall have entered into an agreement in form and substance satisfactory to the Buyer, Day and their respective legal counsel, pursuant to which Day will be employed by the Buyer as its President and Chief Operating Officer.

10.1.4 The Buyer and Baron shall have entered into an agreement in form and substance satisfactory to the Buyer, Baron and their respective legal counsel, pursuant to which Baron will be employed by the Buyer as its Senior Vice President and Chief Financial Officer.

10.2 Other Conditions Precedent to Company's and Selling Shareholders' Obligation to Close

In addition to the conditions specified in paragraph 10.1, and unless waived in writing at or as of Closing, the Company and each Selling Shareholder's obligation to Close is subject to the following conditions precedent:

10.2.1 The representations, warranties and covenants of the Buyer shall be true and correct in all material respects as of the date or dates when made and as of Closing. With respect to any representation, warranty or covenant made as of Closing, the Company and the Selling Shareholders shall be entitled to such certifications or other evidence of compliance as may be reasonably requested by their legal counsel.

10.2.2 The Buyer shall have filed or caused to be filed an Amended and/or Amended and Restated Certificate of Incorporation containing such provisions with respect to the Redeemable Preferred Shares as are required by this Agreement and otherwise so that the representations, warranties and covenants of the Buyer specified in paragraph 8.2 shall be true and correct in all material respects as of Closing.

10.2.3 The Buyer shall have delivered or caused to be delivered to Day and Baron agreements, in form and substance satisfactory to the Company, Day and Baron and their respective legal counsel, pursuant to which the Buyer's Parent Corporation and the Buyer's Related Subsidiary have guaranteed the duties, obligations and liabilities of the Buyer under or pursuant to the Redeemable Preferred Shares.

10.2.4 The Buyer shall have delivered to the Selling Shareholders the stock certificates in the amount, form and manner required by paragraph 5, and as otherwise required to vest in each Selling Shareholder, to the extent applicable pursuant to this Agreement, good and marketable title to the Redeemable Preferred Shares and the Restricted Shares, free and clear of all charges, liens, encumbrances or interests in any others.

10.2.5 The Buyer shall have performed, discharged or otherwise complied with all other terms and conditions of this Agreement required to be performed, discharged or complied with by it at or before Closing.

10.3 Other Conditions Precedent to Buyer's Obligation to Close

In addition to the condition specified in paragraph 10.1, and unless waived in writing at or as of Closing, the Buyer's obligation to Close is subject to the following conditions precedent:

10.3.1 The representations, warranties and covenants of the Company, Day and Baron shall be true and correct in all material respects as of the date or dates when made and as of Closing. With respect to any representation, warranty or covenant made as of Closing, the Buyer shall be entitled to such certifications or other evidence of compliance as may be reasonably requested by its legal counsel.

10.3.2 The Company and/or Day or Baron shall have delivered to the Buyer all of the books and records of the Company, including, without limitation, its minute book, stock transfer records and stock ledger.

10.3.3 The Company and/or Day or Baron shall have delivered to the Buyer the Company's Financial Statements.

10.3.4 The Company and/or Day or Baron shall have delivered to the Buyer a list of: (.1) all officers and directors of the Company; (.2) all bank accounts of the Company, and the person(s) authorized to draw on each such account; (.3) all safe deposit boxes of the Company and the person(s) entitled to have access to them; (.4) all person(s) authorized to borrow money or furnish security for the same or to transfer any securities owned by the Company; and (.5) each power of attorney granted by the Company to any person(s) for any purpose.

10.3.5 Except as provided by any subsequent agreement made by the Buyer, the Company and/or Day or Baron shall have delivered or caused to be delivered to the Buyer the signed resignations of all directors and officers of the Company effective as of Closing.

10.3.6 The Selling Shareholders shall have delivered to the Buyer the stock certificates and/or stock powers and the Subscription Agreement and Investment Questionnaires in the form and manner required by paragraph 5, and as otherwise required to vest in the Buyer good and marketable title to the Acquired Shares, free and clear of all charges, liens, encumbrances or interests in any others.

10.3.7 The Company and/or Day or Baron shall have performed, discharged or otherwise complied with all other terms and conditions of this Agreement required to be performed, discharged or complied with by any of them at or before Closing.


                                 11 THE CLOSING

11.1 Time and Place

Unless this Agreement has been earlier terminated pursuant to paragraph 12.1, the Closing shall take place, if at all, at 10:00 a.m. (local time) on such date as the parties mutually agree or 09 March 2001, whichever is earlier, at the offices of legal counsel for the Company or such other place as the parties mutually agree.

11.2 Further Assurances

The parties shall cooperate with each other with respect to any action required to be taken as part of their good faith obligation to effect Closing. Day and Baron, individually, or in their capacities as a then present or previous director or officer of the Company, and the Buyer, will at any time or from time to time after Closing execute whatever minutes of meetings, documents or other instruments, or take whatever other action any party may deem necessary (and that a party may lawfully do) to carry out the intent and purposes of this Agreement.

11.3 Expenses and Taxes

11.3.1 All fees, costs and expenses in any way connected with the making of and consummation of the transactions contemplated by this Agreement shall be borne and paid by the Selling Shareholders and the Buyer as such expenses are ordinarily and customarily allocated between "buyers" and "sellers" of shares of closely-held corporations and, in the case of each Selling Shareholder, ratably in accordance with his or her proportionate interest. Without in any way limiting the foregoing, each party shall be responsible for its own attorney's fees, costs and expenses.

11.3.2 All excise, sales, use, value added, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar taxes and fees that may be imposed or assessed as a result of the transfer of the Acquired Shares, the Redeemable Preferred Shares and the Restricted Shares pursuant to this Agreement, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, shall be borne by the Buyer, who will promptly pay the same and provide to the Company, Day and Baron evidence of such payment.


                                 12 TERMINATION

12.1 Reasons for Termination

12.1.1 This Agreement may be terminated by the mutual consent of all the parties in writing. This Agreement shall automatically terminate if Closing has not occurred by 31 March 2001 for any reason other than the reasons specified in paragraphs 12.1.2 or 12.1.3.

12.1.2 Should the Buyer become insolvent or bankrupt, or should the Buyer commit a substantial breach of this Agreement, and thereafter fail to commence proceedings in good faith to remedy the same within ten (10) days after written demand by the Company, Day or Baron, and thereafter to proceed diligently in remedying the same, the Company, Day or Baron may but shall not be obligated to terminate this Agreement. A termination of this Agreement by the Company, Day or Baron shall be deemed to be and constitute termination by the Company and all the Selling Shareholders.

12.1.3 Should the Company or any Selling Shareholder become insolvent or bankrupt, or should either or any of them commit a substantial breach of this Agreement, and thereafter fail to commence proceedings in good faith to remedy the same within ten (10) days after written demand by the Buyer, and thereafter to proceed diligently in remedying the same, the Buyer may but shall not be obligated to terminate this Agreement.

12.2 Consequences of Termination

12.2.1 If this Agreement is terminated for any of the reasons specified in paragraph 12.1.1, then such termination will be without liability to any of the parties, and all of the parties will be forever released and discharged of all their obligations and liabilities under this Agreement.

12.2.2 If this Agreement is terminated for any of the reasons specified in paragraphs 12.1.2 or 12.1.3, then the non-insolvent, -bankrupt or -breaching party shall be entitled to all rights and remedies to which it may be entitled at law or in equity, except that none of the provisions of paragraph 13 shall apply.

12.3 Survival

Anything in this paragraph 11.3.2 or any other provision of this Agreement to the contrary notwithstanding, this Agreement shall determine the resolution of all matters within its subject matter until all the unperformed obligations or un-discharged liabilities of the all the parties have been fully performed or discharged, or until all disputes arising out of, relating to or in any way connected with this Agreement have been fully settled or resolved, whichever is later. Without in any way limiting the foregoing, the representations, warranties, covenants, waivers and other agreements of the parties contained in paragraphs 4, 7, 8, 9 and 14, and the indemnification obligations of the parties contained in paragraph 13, shall survive Closing if it occurs, and not be merged or extinguished thereby.


                               13 INDEMNIFICATION

13.1 Day's and Baron's Obligations

Day and Baron, jointly and severally, shall (except for Taxes for which the relevant statute of limitations shall serve to bar) indemnify, defend and hold the Buyer and its Affiliates (including, if applicable, its or their officers, directors and employees) harmless from, against and with respect to any liability, obligation or claim, or any demand, action, suit, proceeding, cause of action or damage, of whatever kind or nature whatsoever, arising out of, relating to or resulting from: (.1) any claim by a third party based on any Retained Liability or Undisclosed Company Liability (including, without limitation, any audit or administrative or court proceeding relating to Taxes which, pursuant to this Agreement, constitute a Retained Liability or an Undisclosed Company Liability); (.2) any claim by a third party based on a liability, obligation, act or omission of the Company or any Selling Shareholder which relates to the conduct of the Company's ISP Business or other operations and which arose or occurred after the Effective Date, but was not authorized in writing by the Buyer's chief executive officer; (.3) any claim by a third party based on a liability, obligation, act or omission of the Company or any Selling Shareholder which does not relate to the conduct of the Company's ISP Business or other operations regardless when it arose or occurred; (.4) the breach of any representation, warranty or covenant of the Company, Day or Baron under this Agreement; or (.5) any other breach of the duties or obligations of the Company, Day or Baron under this Agreement (together with the obligations specified in paragraph 13.3 as the same may be applicable to the foregoing, "Day's and Baron's Indemnity Obligation"); provided, however, that Day and Baron receive notice pursuant to paragraph 13.3.2 of any claim that has given or could give rise to the Day's and Baron's Indemnity Obligation within three (3) years following the Closing Date.

13.2 Buyer's Obligation

The Buyer shall (except for Taxes for which the relevant statute of limitations shall serve to bar) indemnify, defend and hold the Company and the Selling Shareholders harmless from, against and with respect to any liability, obligation or claim, or any demand, action, suit, proceeding, cause of action or damage, of whatever kind or nature whatsoever, arising out of, relating to or resulting from: (.1) any claim by a third party based on any Assumed Liability or Undisclosed Buyer Liability (including, without limitation, any audit or administrative or court proceeding relating to Taxes which, pursuant to this Agreement, constitute an Assumed Liability or an Undisclosed Buyer Liability); (.2) any claim by a third party based on a liability, obligation, act or omission of the Company or any Selling Shareholder which relates to the conduct of the Company's ISP Business or other operations and which arose or occurred after the Effective Date, but was authorized in writing by the Buyer's Chief Executive Officer; (.3) the breach of any representation, warranty or covenant of the Buyer under this Agreement; or (.4) any other breach of the duties or obligations of the Buyer under this Agreement (together with the obligations specified in paragraph 13.3 as the same may be applicable to the foregoing, the "Buyer's Indemnity Obligation"); provided, however, that the Buyer receive notice pursuant to paragraph 13.3.2 of any claim that has given or could give rise to the Buyer's Indemnity Obligation within three (3) years following the Closing Date.

13.3 Additional Provisions

13.3.1 The obligations of each party under paragraphs 13.1 and 13.2, and any other indemnity provision of this Agreement shall include the obligation to reimburse the indemnified party for any cost or expense incurred in connection therewith, including bond premiums, and attorney's fees and expenses.

13.3.2 An indemnified party shall promptly notify an indemnifying party of any claim that has given or could give rise to an indemnity obligation under this Agreement. If the indemnity obligation relates to a claim asserted by a third party against an indemnified party, the indemnifying party shall have the right to defend any such claim. The indemnified party, at its sole cost and expense, may employ counsel acceptable to the indemnifying party to participate in the defense of such claim. So long as the indemnifying party is defending any such claim in good faith, the indemnified party may not settle such claim. If the indemnifying party does not elect to defend any such claim, the indemnified party may, but shall have no obligation to do so.

13.3.3 Subject to the other provisions of this paragraph 13, the indemnified party shall be entitled to payment from the indemnifying party immediately upon final determination of any claim for which indemnification is due, whether by settlement, judgment, arbitrator's decision or other resolution. Any payment not made by the indemnifying party to the indemnified party within ninety (90) days after such final determination shall bear interest at a rate equal to the lesser of eighteen percent (18.0%) per year or the maximum rate permitted by law.

13.4 Limitations

Anything in this paragraph 13 to the contrary notwithstanding, no claim for indemnification shall be made under paragraphs 13.1, 13.2 or any other indemnity provision of this Agreement until the cumulative amount of either Day's and Baron's Indemnity Obligation or the Buyer's Indemnity Obligation shall equal or exceed US$20,000, at which time any such claim may be made for the amount of such claim which exceeds US$20,000; provided, however, and in addition to the foregoing limitation, Day's and Baron's Indemnity Obligation shall be subject to an aggregate limit of US$750,000, except that such aggregate limitation shall not apply to any claim arising out of, resulting from, relating to or in any way connected with either Day's or Baron's fraud or other intentional or willful acts or omissions or gross negligence.


                             14 GENERAL PROVISIONS

14.1 Assignment

This Agreement shall not be assigned by any party without the prior written consent of every other party, which consent, in consideration of the personal nature of the duties and obligations of the parties under this Agreement, and the value and nature of the "goodwill" of the ISP Business, may be withheld by any party for any reason or no reason whatsoever. Any assignment in violation of the provisions of this paragraph shall be null and void ab initio. If this Agreement is assigned in accordance with this paragraph, such assignment shall nevertheless not relieve the assigning party of any of its obligations under this Agreement. In no event shall any assignment of this Agreement be valid until the duties and obligations of the assignor shall have been assumed by the assignee. When duly assigned in accordance with the foregoing, this agreement shall be binding upon and shall inure to the benefit of any assignee, and in any case shall be binding upon and shall inure to the benefit of the parties, their heirs, personal representatives and successors.

14.2 No Filing; Confidentiality; Publicity

On account of the proprietary and otherwise confidential business nature of the Buyer's present and future business plans, and except as may be required by law or the rules of any stock exchange to which any party may be subject: (.1) this Agreement shall not be filed with any court or other governmental authority, or any other public or quasi-public entity or institution; (.2) the parties to this Agreement shall keep absolutely secret and confidential its terms and conditions, and the terms and conditions of and any other information related to any transaction contemplated by it; and (.3) no party to this Agreement shall issue or cause the publication of any press release or report or any other public announcement or dissemination of information concerning its terms and conditions, and the terms and conditions of and any other information related to any transaction contemplated by it, without the prior written consent of every other party, which consent may be withheld for any reason or no reason whatsoever. Anything in the preceding sentence to the contrary notwithstanding, but provided that this Agreement has not been terminated, the Buyer may announce that it has entered into this ("formal") Agreement to acquire the ISP Business, identified by name, location and then current number of customers/subscribers, upon undisclosed financial terms and conditions.

14.3 Notices

All notices or demands permitted or required under this Agreement shall be in writing, and shall be deemed to have been duly given or made when delivered personally or dispatched by regular first class mail or recognized domestic courier, postage or fee prepaid, to the party to be charged to the attention of and at the address specified below or such other address as any party may designate from time to time by notice pursuant to this paragraph:

              If to any one or more of the Selling Shareholders:

              To his or her attention and address as specified in Error! Reference source not found..

              If to the Company:

              Attn.: Charles Thomas Day, Chairman/CEO
              E-ZNET INCORPORATED
              1119 Sibley Tower
              25 Franklin Street
              Rochester, NY  14604
              Fax:  716.262.3766
              E-Mail:  tday@eznet.net
                       --------------

              With a copy to:

              Attn.: Jeffrey H. Bowen, Esq.
              HARTER, SECREST & EMERY, LLP
              700 Midtown Tower
              Rochester, York, NY  14604-2070
              Fax:  716.232.2152
              E-Mail:  jbowen@hselaw.com
                       -----------------

              If to the Buyer:

              Attn.: Randy L. Phillips, Chairman and CEO
              e.NVIZION COMMUNICATIONS LTD.
              808 Brickell Key Drive
              Unit #3305
              Miami, FL  33131
              Fax:  305.374.7884
              E-Mail:  phillips.randy.l@worldnet.att.net
                       ---------------------------------

              With a copy to:

              Richard T. Bruno, Esq.
              e.NVIZION COMMUNICATIONS LTD.
              600 17th Street
              Suite 950 South
              Denver, CO  80202-5402
              Fax:  303.265.9414
              E-Mail:  richard.bruno@envzn.com
                       -----------------------

Notice or demand by electronically transmitted communication, e.g. telegram, telex, facsimile, electronic mail, confirmed by telephone, shall be effective upon confirmation, provided that a paper copy of said notice or demand is sent by mail or courier as otherwise provided by this paragraph within twenty-four
(24) hours after its electronic transmission.

14.4 Applicable Law and Dispute Resolution

14.4.1 This Agreement shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the law prevailing in that State without regard to choice/conflict of laws rules or principles.

14.4.2 Before submitting any controversy or claim to arbitration pursuant to paragraph 14.4.3, the parties shall enter into good faith, non-binding, alternative dispute resolution (ADR) in accordance with the Center for Public Resources Model Procedure for Mediation of Business Disputes. A party shall initiate ADR by notice to all other parties.

14.4.3 If ADR is unsuccessful, then any controversy or claim arising out of, relating to or in any way connected with this Agreement, or the interpretation, breach, or enforcement of any provision of it, shall be submitted to arbitration in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association (the "Association") to the extent that such rules do not conflict with any provisions of this paragraph 14.4.

14.4.4 The arbitration shall be held at the regional office of the Association located in Rochester, New York, U.S.A.

14.4.5 Any award, order or judgment by the arbitrator or panel of arbitrators shall be final, binding and conclusive on the parties for all purposes, and may be entered and enforced by any state or federal court having competent jurisdiction. Each party agrees to submit to the jurisdiction of any such court for the purpose of the enforcement of any such award, order or judgment.

14.4.6 In any arbitration proceeding, the arbitrator or panel of arbitrators may award reasonable attorney's fees and other arbitration-related costs to the substantially prevailing party.

14.4.7 Any arbitration proceeding shall be conducted on a confidential basis.

14.4.8 If equitable relief is sought under any provision of this Agreement, it may be sought preliminarily or pending the final determination by an arbitrator or panel of arbitrators, but only from a Supreme Court of the State of New York sitting in and for the County of Monroe, or from the United States District Court for the Western District of New York. The parties hereby consent in advance to such exclusive jurisdiction and venue in any such action or proceeding commenced in such courts.

14.5 Amendment or Modification

This Agreement may not be amended or modified other than by a writing executed by all of the parties to this Agreement with the same formalities that pertained to its original execution.

14.6 Third Party Benefits

Nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any person or entity other than the parties to it any benefits, rights or remedies under, through or by reason of it or any transaction contemplated by it.

14.7 Counterparts; Delivery; Language

This Agreement may be executed in several counterparts, each of which when so executed will be deemed to be an original and all of which together will constitute one and the same agreement. The facsimile exchange of counterparts shall constitute "delivery" for all purposes under this Agreement.

14.8 Other Matters of Construction

Where the context so permits or requires, terms defined in the singular number shall mean the plural, the plural, the singular, and in the neuter gender, the masculine or feminine genders. If a court of competent jurisdiction shall hold any provision of this Agreement invalid, unlawful or unenforceable by reason of it being overly broad, the parties agree that a court, arbitrator or panel of arbitrators shall limit ("reform") the scope or duration of such a provision to its maximum valid, lawful and enforceable scope or duration. If a court, arbitrator or panel of arbitrators shall hold any provision in this Agreement invalid, unlawful or unenforceable for any other reason, such provision shall be severed, and the validity, lawfulness and enforceability of all remaining provisions of this Agreement shall not be affected or impaired in any way. Each party has cooperated in the drafting and preparation of this Agreement, thus it shall not be construed against any party on the basis that party was its drafter. No course of dealing between the parties nor any failure to exercise, nor any delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided by this Agreement, the rights and remedies provided by it are cumulative and are in addition to, and not exclusive of any right or remedy provided at law or in equity. The election of one or more remedies shall not constitute a waiver of the right to pursue any other remedy. The titles of the paragraphs in this Agreement are inserted only as a matter of convenience, are not part of it, and in no way define, limit or affect it or any provision of it. Each obligation binding a party that is contained in this Agreement shall be construed, absent an express contrary provision, as being independent of every other obligation, and one party's failure to comply with any such obligation shall not, absent such an express contrary provision, be deemed to excuse any other party's failure to comply with any or all of its other obligations.

IN WITNESS WHEREOF, Day, Baron, the Company and the Buyer have executed this Agreement as of the Effective Date.


/s/Craig Byrson                          /s/ Charles Thomas Day
------------------------------           -----------------------------------
Witness                                  Charles Thomas Day
                                         Individually


/s/Craig Byrson                          /s/ Michael S. Baron
------------------------------           -----------------------------------
Witness                                  Michael S. Baron
                                         Individually



                                         E-ZNET INCORPORATED


/s/Craig Byrson                          By: /s/ Charles Thomas Day
------------------------------           -----------------------------------
Witness                                  Charles Thomas Day
                                         Its CEO/Chairman



                                         e.NVIZION COMMUNICATIONS LTD.


/s/ Richard T. Bruno                     By: /s/ Randy L. Phillips
------------------------------           -----------------------------------
Witness                                  Randy L. Phillips
                                         Its Chairman and CEO

For purposes of the provisions of paragraph 10.2.3, only:

                                           e.NVIZION COMMUNICATIONS GROUP LTD.



/s/ Richard T. Bruno                       By: /s/ Randy L. Phillips
-----------------------------              -----------------------------------
Witness                                    Randy L. Phillips
                                           Its Chairman and CEO



For purposes of the provisions of paragraph 10.2.3, only:

                                           e.NVIZION WEB SOLUTIONS LTD.



/s/ Richard T. Bruno                       By: /s/ Randy L. Phillips
-----------------------------              -----------------------------------
Witness                                    Randy L. Phillips
                                           Its Chairman and CEO